Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Paul T. Luther	Rob Morrison
(412) 553-1950	(412) 553-2666
Paul.Luther@howmet.com	Rob.Morrison@howmet.com

Howmet Aerospace Inc. Announces Proposed Debt Offering

PITTSBURGH, PA, August 8, 2024 – Howmet Aerospace Inc. (“Howmet Aerospace” or the “Company”) (NYSE: HWM) today announced the launch of a proposed offering of notes (the “Notes”). The timing of pricing and terms of the Notes are subject to market conditions and other factors.

The Company intends to use the net proceeds from the offering, together with cash on hand, for the redemption of all of the outstanding principal amount of approximately $577 million of its 6.875% Notes due 2025.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and SMBC Nikko Securities America, Inc. are acting as joint book-running managers for the offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. The Notes are being offered pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement and accompanying prospectus filed with the SEC as part of the shelf registration statement. The offering is being made only by means of a preliminary prospectus supplement and the accompanying prospectus. Copies of these documents can be obtained by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Citigroup Global Markets Inc. toll-free at (800) 831-9146, Morgan Stanley & Co. LLC toll-free at (866) 718-1649 or SMBC Nikko Securities America, Inc. toll-free at (888) 868-6856 or by email at prospectus@smbcnikko-si.com.

About Howmet Aerospace

Howmet Aerospace Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and airframe structural components necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged aluminum wheels for commercial transportation.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates", "believes", "could", "envisions", "estimates", "expects", "forecasts", "goal", "guidance", "intends", "may", "outlook", "plans", "projects", "seeks", "sees", "should", "targets", "will", "would", or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, forecasts and outlook relating to the timing and terms of the offering and the use of proceeds therefrom; the condition of end markets; future financial results or operating performance; future strategic actions; Howmet Aerospace's strategies, outlook, and business and financial prospects; and any future dividends, debt issuances, debt reduction and repurchases of its common stock. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) adverse changes in the markets served by Howmet Aerospace; (c) the impact of potential cyber attacks and information technology or data security breaches; (d) the loss of significant customers or adverse changes in customers’ business or financial conditions; (e) manufacturing difficulties or other issues that impact product performance, quality or safety; (f) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (g) failure to attract and retain a qualified workforce and key personnel, labor disputes or other employee relations issues; (h) the inability to achieve anticipated or targeted revenue growth, cash generation, restructuring plans, cost reductions, improvement in profitability, or strengthening of competitiveness and operations; (i) inability to meet increased demand, production targets or commitments; (j) competition from new product offerings, disruptive technologies or other developments; (k) geopolitical, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including geopolitical and diplomatic tensions, instabilities, conflicts and wars, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (l) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; (m) failure to comply with government contracting regulations; (n) adverse changes in discount rates or investment returns on pension assets; and (o) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2023 and other reports filed with the SEC. Market projections are subject to the risks discussed above and other risks in the market. Credit ratings are not a recommendation to buy or hold any Howmet Aerospace securities, and they may be revised or revoked at any time at the sole discretion of the credit rating organizations. The statements in this release are made as of the date of this release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

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